Exhibit 32(a)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of United Rentals, Inc. and United Rentals (North America), Inc. (the “Companies”) on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Wayland R. Hicks, Chief Executive Officer of the Companies, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

/S/ WAYLAND R. HICKS
Wayland R. Hicks Chief Executive Officer

March 31, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Companies and will be retained by the Companies and furnished to the Securities and Exchange Commission or its staff upon request.